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                                                                    Exhibit 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of 500,000 shares of Fairfield Communities, Inc. Common Stock pertaining to the Fairfield Communities, Inc. Second Amended and Restated Employee Stock Purchase Plan, as amended, of our report dated February 14, 2000, with respect to the consolidated financial statements of Fairfield Communities, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                    /s/ Ernst & Young LLP

Little Rock, Arkansas
March 27, 2000